UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Genie Energy Ltd.’s Annual Meeting of Stockholders was held on May 16, 2012 (the “Meeting”). Stockholders voted on the matters set forth below.

Elect Directors

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions
James A. Courter	5,706,177	511,200	2,014
Howard S. Jonas	5,706,273	511,934	1,184
Irwin Katsof	6,200,093	17,086	2,212
W. Wesley Perry	6,178,690	38,339	2,362
Alan B. Rosenthal	6,182,274	35,105	2,012
Allan Sass	6,195,357	21,999	2,035

There were no broker non-votes for this item.

Advisory Vote on Executive Compensation

A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on this matter were voted in connection with conducting an advisory vote on executive compensation.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
5,827,704	382,399	9,288

There were no broker non-votes for this item.

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on this matter were voted in connection with conducting an advisory vote on the frequency of future advisory votes on executive compensation.

The number of votes cast with respect to this matter was as follows:

1 Year	2 Years	3 Years	Abstentions
598,499	9,496	5,606,478	4,918

There were no broker non-votes for this item.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Claude Pupkin
Name: Claude Pupkin
Title: Chief Executive Officer

Dated: May 22, 2012

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